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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               ANIMAS CORPORATION

         Animas Corporation (the "Corporation" or the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The name of the Corporation is Animas Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 9, 1996.

         B. This Amended and Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL") by written consent of the stockholders in accordance with Section 228 of the DGCL.

         C. Upon filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, it shall become effective, amending and restating the Company's existing certificate of incorporation to read in full as set forth herein.

         D. The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

         FIRST: Name: The name of the Corporation is Animas Corporation.

         SECOND: Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: Purposes. The nature of the business or purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to do all things and exercise all powers, rights and privileges that a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

         FOURTH: Capital.

         A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 108,353,200 shares, of which 100,000,000 shares shall be Common Stock, $0.01 par value per share, and 8,353,200 shares shall be Preferred Stock, $0.01 par value per share, of which 1,853,200 shares shall be Series A Preferred Stock, $0.01 par value (the "Series A Preferred Stock"), 1,500,000 shares shall be Series B Preferred Stock, $0.01 par value (the "Series B Preferred Stock"), and 5,000,000 shares shall be Series C Preferred Stock, $0.01 par value (the "Series C Preferred Stock").

         B.       Voting Powers.

                  1. Cumulative Voting. Then shall be no cumulative voting rights.

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                  2.       Voting by Ballot. Elections of directors need not be
         by ballot unless the Bylaws of the Corporation provide otherwise.

         C. Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

         D. Consideration for Shares; Assessibility. The Board of Directors, from time to time, may issue and sell the authorized shares of stock of the Corporation for such consideration (not less than the par value thereof), upon such terms and in such manner as it may determine. Any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be fully paid and nonassessable, and the holders thereof shall not be liable to the Corporation or its creditors for any further payment thereon.

         E. Series A Preferred Stock. The following is a statement of the powers, designations, preferences, privileges, rights, qualifications, limitations and restrictions in respect to the Series A Preferred Stock of the
Corporation:

ARTICLE 1 DIVIDENDS.

                  1.1. DIVIDENDS ACCRUALS AND PAYMENTS. The holders of Series A Preferred Stock shall be entitled to receive cumulative cash dividends, prior and in preference to any declaration or payment of any dividend on the Common Stock, which shall accrue at the rate of 8% per annum, compounded annually, payable if and when declared by the Board of Directors. Any dividends which have been accrued but have not been paid shall be due and payable in event of (i) the liquidation, dissolution or winding up of the Corporation or (ii) upon redemption of the Series A Preferred Stock pursuant to the terms set forth herein. Except as set forth above, no dividend or other distribution (other than a stock dividend giving rise to an adjustment under Section 4.5 hereof) will be paid, declared or set apart for payment on any share of any class or series of capital stock, including without limitation Common Stock, except the Corporation's Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock") and the Corporation's Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Senior Preferred Stock"), the dividends upon which shall be paid prior and in preference to the Series A Preferred Stock, unless a dividend is paid or declared and set apart for payment with respect to each share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of any unpaid dividends accrued with respect to each share of Series A Preferred Stock pursuant to the above provisions of this Section 1.1, plus
(ii) the product of (x) the amount of dividends so paid, declared or set apart for each share of Common Stock (or equivalent), multiplied by (y) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to Section 4.1 hereof. In the event of the conversion of any shares of Series A Preferred Stock pursuant to Section 4 hereof, all accrued and unpaid dividends on such shares of Series A Preferred Stock will be canceled, and no dividends will be payable in respect of such shares of Series A Preferred.

                  1.2. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock, so long as any Series A Preferred Stock remains outstanding, the Corporation shall not declare or pay any dividends, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" means any corporation, partnership or joint

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venture of which the Corporation directly or indirectly owns at the time at least 50% of the outstanding voting shares or similar interests other than directors' qualifying shares and/or any corporation, partnership or joint venture of which any Subsidiary directly or indirectly owns at the time at least 50% of the outstanding voting shares or similar interests other than directors' qualifying shares. Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (a) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (b) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (c) declaring and paying all accrued dividends on the Series A Preferred Stock; (d) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (e) redeeming or repurchasing any stock of any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship or under the Stockholders Agreement dated as of December 1, 1996 among the Corporation and the persons and entities listed on Exhibit A thereto, as the same has been and may be amended from time to time.

ARTICLE 2 LIQUIDATION, DISSOLUTION OR WINDING UP.

                  2.1. TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.

                           2.1.1.   In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock, the holders of each share of Series A Preferred Stock shall be entitled to be paid, subject to the rights of the holders of the Senior Preferred Stock to receive payments prior and in preference to the holders of Series A Preferred Stock, to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), an amount per share equal to $6.25 (the original purchase price per share of Series A Preferred Stock) plus an amount equal to the dividends accrued on each such share (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock).

                           2.1.2.   If, upon liquidation, dissolution or winding
up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock, the holders of Series A Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  2.2. TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation (a "Liquidity Event") shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of Section 2.1 hereof; provided, however that, in the case of any such transaction to which the provisions of Section 4.7 also apply, the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock shall have the right to elect the benefits of the provisions of
Section 4.7 hereof for all of the Series A Preferred Stock, in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2. The provisions of this Section 2.2 shall not apply to (a) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (b) a merger of the Corporation with or into a wholly-owned Subsidiary that is incorporated

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in the United States of America, or (c) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  2.3. DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 2 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as determined in a similar manner as the value of non-cash assets in a liquidation, dissolution or winding up of the Corporation for purposes of the Corporation's Series B Preferred Stock and Series C Preferred Stock and, if no shares of Series B Preferred Stock or Series C Preferred Stock are then outstanding, then as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

ARTICLE 3 VOTING POWER. Except as otherwise required by law or expressly set forth herein, each holder of Series A Preferred Stock shall be entitled to vote together with the Common Stock, and all other series and classes of stock permitted to vote with the Common Stock, on all matters submitted to a vote of the holders of Common Stock in accordance with the provisions of this Section 3. In any vote to be taken by the holders of the Series A Preferred Stock, each share of Series A Preferred Stock will entitle the holder thereof to such a number of votes per share equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to the provisions of Section 4 hereof as of the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided in the Corporation's Certificate of Incorporation, or required by applicable law, the holders of shares of Series A Preferred Stock and Common Stock, respectively, along with all other series and classes of stock permitted to vote together with the Common Stock, will vote together as a single class on all matters submitted to a vote or consent of the holders of Common Stock.

ARTICLE 4 CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

                  4.1. VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of the Series A Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying
(a) the number of shares of Series A Preferred Stock being converted at any time, by (b) the rate (the "Series A Conversion Rate") equal to the quotient obtained by dividing $6.25 by the Series A Conversion Value. The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 4, shall be $6.25.

                  4.2. AUTOMATIC CONVERSION. Automatically and immediately upon the occurrence of an Event of Conversion (as defined below) each share of Series A Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4.1 hereof. For purposes of this Article E, an "Event of Conversion" shall be the consummation of a Qualified Initial Public Offering. For purposes of this Section E, a "Qualified Initial Public Offering" shall mean underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of

                                      -4-

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1933, as amended, (other than on Form S-4 or S-8 or any successor forms thereto)
covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds exceed $40,000,000 (calculated before deducting underwriters commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters discounts and commissions) equals or exceeds $15.00 if such offering closes on or prior to December 31, 2004, or $20.00 thereafter, in each case based on the Company's capital structure as of the date hereof, and in each case as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split.

                  4.3. SURRENDER OF CERTIFICATES UPON CONVERSION. Upon the occurrence of the conversion event specified in Sections 4.1 or 4.2, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                  4.4. ANTI-DILUTION ADJUSTMENTS.

                           4.4.1.   UPON DILUTIVE ISSUANCES.

                                    (a)      Prior to January 1, 2001, if the
Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section 4.4.2.1 below) in a capital raising transaction without consideration or at a price per share or Net Consideration Per Share (as defined in Section 4.4.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered to such price per share of Net Consideration Per Share.

                                    (b)      On or after January 1, 2001, if the
Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section 4.4.2.1 below) in a capital raising transaction without consideration or at a price per share or Net Consideration Per Share (as defined in Section 4.4.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

                                  N(0) + N(1)
                                 -------------
                                  N(0) + N(2)

Where:

                  N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents

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         (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                  N(1)= the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series A Conversion Value in effect immediately prior to such issuance.

                  N(2)= the number of such additional shares of Common Stock so issued or deemed to be issued.

         The provisions of this Section 4.4.1 may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

                           4.4.2. COMMON STOCK EQUIVALENTS.

                                    4.4.2.1 GENERAL. For the purposes of this
Section 4.4, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Conversion Value shall be made under this Section 4.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                                    4.4.2.2 ADJUSTMENTS FOR ADJUSTMENT,
CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. If the Net Consideration Per Share of any such Common Stock Equivalents is decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.4, then, upon the effectiveness of each such change, the Series A Conversion Value will be that which would have been obtained (a) had the adjustments made pursuant to Section
4.4.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (b) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Conversion Value as adjusted pursuant to clause (a) above. Any adjustment of the Series A Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series A Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Value that would have been in effect (i) had the expired or canceled Common Stock Equivalent not been issued, and (ii) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series A Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           4.4.3. NET CONSIDERATION PER SHARE. For purposes of
this Section 4.4, the Net Consideration Per Share which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall mean the amount equal to the total

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amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted. The Net Consideration Per Share which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                           4.4.4. STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. For purposes of Section 4.4.1, in the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series A Preferred Stock.

                           4.4.5. CONSIDERATION OTHER THAN CASH. For purposes of
this Section 4.4, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.4 consists of property other than cash, such consideration shall be deemed to have a fair market value as determined in a similar manner as the value of non-cash assets in a liquidation, dissolution or winding up of the Corporation for purposes of the Corporation's Series B Preferred Stock and Series C Preferred Stock and, if no shares of Series B Preferred Stock or Series C Preferred Stock are then outstanding, then as reasonably determined in good faith by the Board of Directors of the Corporation.

                           4.4.6. EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS;
BASKET FOR RESERVED EMPLOYEE SHARES. This Section 4.4 shall not apply (a) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined in Section 4.5 hereof), (b) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series A Preferred Stock, (c) to the issuance or sale of up to 2,150,000 shares of Common Stock, or the issuance of any securities exercisable or exchangeable therefor, to directors, officers, employees, consultants and investors of the Corporation or any Subsidiary pursuant to any stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, bonus plan, or such other options, issuances, arrangements, agreements or plans approved by the Board of Directors ("Stock Plans"), (d) to the issuance of any securities pursuant to agreements or instruments existing prior to October 11, 2001 other than agreements or instruments entered into pursuant to or in connection with the Stock Plans, (e) to the issuance of any warrants, and securities issuable upon exercise of such warrants, which may be issued to Silicon Valley Bank to purchase up to 10,000 shares of Series C Preferred Stock (including but not limited to those certain warrants to purchase 5,000 shares of Series C Preferred Stock issued to Silicon Valley Bank on November 4, 2002), or (f) to those warrants to purchase shares of Series C Preferred Stock (the "Warrants") issued and sold prior to January 1, 2004, pursuant to any Unit Purchase Agreement by and among the Corporation and the purchasers named therein, upon issuance and sale of shares of Series C Preferred Stock upon exercise of the Warrants, or upon issuance of Common Stock upon exercise of such shares of Series C Preferred Stock. The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation. In addition, the provisions of Section 4.4.1 shall not apply to any issue of securities

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regardless of price, unless the holder of Series A Preferred Stock exercises its pre-emptive right provided in Section 4.1 of the Investor Rights Agreement, dated January 28, 2000, as amended, in full.

                  4.5. ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (a) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (c) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

                  4.6. ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (a) securities of the Corporation other than shares of Common Stock, or (b) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.

                  4.7. ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. In the event the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made. In the case of a transaction to which both this Section 4.7 and Section 2.2 apply, the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock shall have the option of electing treatment for all of the holders of the Series A Preferred Stock under either this Section 4.7 or Section 2.2, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five business days before the effective date of such event. If no such election shall be made, the provisions of Section 2.2, and not this Section 4.7, shall apply.

                  4.8. CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series A Conversion Value, the Corporation at its expense will furnish

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

each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  4.9. EXERCISE OF CONVERSION PRIVILEGE. Except as set forth in
Section 4.3, to exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the Conversion Date. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this
Section 4, and cash, as provided in Section 4.10, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effective immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  4.10. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

                  4.11. PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

                  4.12. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A

Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

ARTICLE 5 RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  5.1. APPROVAL OF HOLDERS OF SERIES A PREFERRED STOCK. So long as 160,000 shares of Series A Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware, the vote or written consent or written agreement of the holders of at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of the Series A Preferred Stock, solely with respect to such shares of Series A Preferred Stock, voting as a single class, shall be required in order to:

         (a) adversely alter or change the rights, preferences or privileges of the Series A Preferred Stock; or

         (b)      increase the number of shares of Series A Preferred stock; or

         (c) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 1.2 hereof; or

         (d) authorize, create or issue, or obligate the Corporation to authorize, create or issue additional shares of Series A Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A Preferred Stock.

                  5.2. APPROVAL OF HOLDERS OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. So long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, solely with respect to such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, voting together as a single class, shall be required in order to:

                           5.2.1. consummate the redemption, repurchase or other
acquisition by the Corporation of capital stock or other securities of the Corporation or its Subsidiaries, except for repurchases or other acquisitions of capital stock or other equity securities of the Corporation from any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship, which are approved by the Board of Directors of the Corporation and provide the Corporation the right to repurchase such securities at cost upon such termination or death;

                           5.2.2. materially modify or change the nature of the
business engaged in by the Corporation or its Subsidiaries;

                           5.2.3. consummate a Liquidity Event or the
liquidation, dissolution, winding-up or similar transaction of the Corporation or its Subsidiaries, in each case in which the quotient obtained by dividing the aggregate consideration paid by the number of shares of Common Stock outstanding upon consummation of such Transaction (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities) exceeds $20.00, based on the Corporation's capital structure as of the date hereof, as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split; or

                           5.2.4. authorize, approve or cause the disposition of
a material portion of the Corporation's business by merger, consolidation, sale of assets or otherwise.

ARTICLE 6 NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding.

ARTICLE 7 NOTICES OF RECORD DATE. Other than in connection with an Extraordinary Common Stock Event, in the event of:

         (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right;

         (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

         (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least five days prior to the date specified in such notice on which action is being taken.

ARTICLE 8 STATUS OF CONVERTED OR REPURCHASED SERIES A PREFERRED STOCK. Any share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be canceled and shall not be reissued by the Corporation thereafter. Upon the cancellation of all outstanding shares of Series A Preferred Stock, the provisions of the Series A Preferred Stock shall terminate and have no further force and effect.

         F. Series B Preferred Stock. The following is a statement of the powers, designations, preferences, privileges, rights qualifications, limitations and restrictions in respect to a series of the

Corporation's preferred stock, $.01 par value per share (the "Preferred Stock"), designated as the Corporation's Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"):

ARTICLE 1 DIVIDENDS.

                  1.1. DIVIDENDS, ACCRUALS AND PAYMENTS. The holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefore, dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at a rate equal to 8% of the original purchase price of $10.00 per share for the Series B Preferred Stock (the "Stated Value") per annum until January 22, 2004, after which such rate shall increase to 10% of the Stated Value per annum (the "Stated Dividends"). The Stated Dividends on each share of Series B Preferred Stock shall be cumulative, and shall accrue and compound annually from the date of the original issuance of such Series B Preferred Stock, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If and when such Stated Dividends are paid, they shall be payable to the holders of Series B Preferred Stock, pro rata for partial year periods, on a pari passu basis with the holders of the Corporation's Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Senior Preferred Stock"), and prior and in preference to the Series A Preferred Stock (as defined below). If such Stated Dividends in respect of any prior or current dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding. In the event that, on or prior to January 22, 2005, the shares of Series B Preferred Stock shall have been converted to shares of the Corporation's Common Stock, $.01 par value (the "Common Stock") pursuant to Sections 4.1 or 4.2 hereof, then all accrued but unpaid dividends on such converted Series B Preferred Stock, whether or not declared, since the date of issue up to and including the Conversion Date (as defined in Section 4.3 hereof) of such conversion shall be canceled as of such Conversion Date and no Stated Dividends will be payable in respect of such shares of Series B Preferred Stock. In the event that the shares of Series B Preferred Stock are converted to shares of Common Stock pursuant to Section 4 hereof after January 22, 2005, then any Stated Dividends in respect of Series B Preferred Stock which have been accrued but have not been paid shall be due and payable upon the Conversion Date of such conversion (a "Dividend Payment Event"). Any dividends paid in connection with a Dividend Payment Event shall be paid in cash on the Conversion Date of such Dividend Payment Event (the "Dividend Payment Date"), unless the holder of the shares of Series B Preferred Stock to be converted in such Dividend Payment Event elects to have such dividends paid in shares of Common Stock (valued for these purposes at the then applicable Series B Conversion Value). Any shares of Common Stock paid to the holders of Series B Preferred Stock in connection with the occurrence of a Dividend Payment Event shall be deemed issued on the Dividend Payment Date. On any such Dividend Payment date, the Corporation shall issue and deliver to the holders of the shares of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to be so issued. The issuance of such certificates for Common Stock shall be made without charge to the recipient thereof and otherwise consistent with the issuance of shares of Common Stock in connection with the Dividend Payment Event as set forth herein. In the event that the Corporation does not have a sufficient number of shares of Common Stock authorized and unissued to effect the payment of such dividend, such dividend shall cumulate from and after such Dividend Payment Date compounding daily until such dividend is paid.

                  1.2. DIVIDENDS IN KIND. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then, and in each such event, the holders of Series B Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or other such assets of the Corporation which such holders would have received had their shares of Series B Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

                  1.3. PARTICIPATING DIVIDENDS. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share of Series B Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 4 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

                  1.4. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, solely with respect to such shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, voting together as a single class, for so long as any shares of Series B Preferred Stock or Series C Preferred Stock remain outstanding, the Corporation shall not declare or pay any dividends, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" means any corporation, partnership or joint venture of which the Corporation directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares and/or any corporation, partnership or joint venture of which any Subsidiary directly or indirectly owns at the time at least 50% of the outstanding voting shares or similar interests other than directors' qualifying shares. Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (a) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (b) complying with any specific provision of the terms of any current or subsequently designated series of Preferred Stock in accordance with its terms; (c) declaring and paying all accrued dividends on the Series B Preferred Stock and the Series C Preferred Stock; (d) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (e) redeeming or repurchasing any capital stock or any other securities of the Company or its Subsidiaries from any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship which are approved by the Board of Directors of the Corporation and provide the Corporation the right to repurchase such securities at cost upon such termination or death, or under the Stockholders Agreement dated as of January 22, 2001, as amended and restated, by and among the Corporation and the persons and entities listed as a "Stockholder" thereto. No dividend shall be paid on or declared and set apart with respect to any shares of Series C Preferred Stock unless at the same time the applicable dividend for the same dividend period shall be paid on or declared and set apart for the then outstanding shares of Series B Preferred Stock.

ARTICLE 2 LIQUIDATION, DISSOLUTION OR WINDING UP.

                  2.1. TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.

                           2.1.1. The holders of Series B Preferred Stock shall
have the preferential rights set forth in this Section 2.1 to the assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency.

                           2.1.2. In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to Series B Preferred Stock with respect to liquidation preference (which shall include the Corporation's Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock")), and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be on parity with the Series B Preferred Stock with respect to liquidation preference, which shall include the Series C Preferred Stock, the holders of each share of Series B Preferred Stock shall be entitled to be paid, on a pari passu basis with the holders of the Series C Preferred Stock, first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), an amount equal to the greater of: (i) $10.00 per share of Series B Preferred Stock plus an amount equal to the dividends accrued on each such share (the "Series B Liquidation Value") (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Preferred Stock) or
(ii) the amount that such holder of Series B Preferred Stock would have received if each share of his or her or its Series B Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Preferred Stock the full aforesaid preferential amount, and the amount to be paid to the holders of the Series C Preferred Stock pursuant to Section G hereof, such assets and funds shall be distributed ratably among the holders of the Series B Preferred Stock and Series C Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive and, as among the holders of Series B Preferred Stock, such holders shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full. Upon satisfaction of this preference, the holders of the Series B Preferred Stock shall have no further right to convert their shares under Section 4 hereof or to participate in any further distribution.

                  2.2. TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. Any acquisition of all or substantially all of the assets of the Corporation, or an acquisition of the Corporation by another corporation or entity by consolidation, sale of capital stock, merger or other reorganization or combination in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Corporation or other entity surviving such transaction (a "Liquidity Event") shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of Section 2.1 hereof; provided, however that, in the case of any such transaction to which the provisions of
Section 4.7 hereof also apply, the holders of at least a majority of the outstanding shares of Series B Preferred Stock shall have the right to elect the benefits of the provisions of Section 4.7 hereof for all of the holders of Series B Preferred Stock, in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2. For purposes of this Section 2 and Sections 4 and 6 hereof, a sale of substantially all of the assets of the Corporation shall mean the sale or other disposition

(whether in a single transaction or a series of related transactions) other than in the ordinary course of business of more than fifty percent (50%) of such assets, as determined by reference to the fair market value of the Corporation. The provisions of this Section 2.2 shall not apply to (a) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (b) a merger of the Corporation with or into a wholly-owned Subsidiary that is incorporated in the United States of America, or (c) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  2.3. DISTRIBUTIONS OTHER THAN CASH. In the event of a liquidation, dissolution, or winding-up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Section 2.1 hereof. In the event that such distribution to the holders of shares of Series B Preferred Stock shall include any assets other than cash, the Board of Directors of the Corporation shall first determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series B Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2.3 shall be the value as so determined by the Board of Directors of the Corporation, unless the holders of at least a majority of the outstanding shares of Series B Preferred Stock (calculated based on the number of shares of Common Stock into which each such holder's shares of Series B Preferred Stock are then convertible pursuant to
Section 4.1 hereof) shall object thereto in writing within 15 days after the date of such notice.

                  2.4. DISPUTE RESOLUTION PROCEDURES. In the event of an objection as provided for in Section 2.3 hereof, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator mutually agreed upon and selected by the objecting stockholders and the Board of Directors of the Corporation within 10 days after the written objection sent pursuant to Section 2.3 hereof, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent pursuant to Section
2.3 hereof, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall provide written notice of one arbitrator within 25 days after the written objection sent pursuant to Section
2.3 hereof, (ii) the Board of Directors of the Corporation shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (iv) the three arbitrators thus selected shall determine by majority vote the valuation of such assets within 15 days thereafter for purposes of such distribution. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Senior Preferred Stock (on a pro rata basis in proportion to the number of shares of Common Stock into which each such holder's shares of Senior Preferred Stock are convertible pursuant to Section 4.1 hereof as of the date of such liquidation, dissolution or winding-up of the Corporation) out of the assets otherwise distributable to them as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of Senior Preferred Stock (ratably based upon the number of shares of Common Stock issuable with respect to such Senior Preferred Stock, on an as-converted basis) shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in Philadelphia, Pennsylvania in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

ARTICLE 3 VOTING RIGHTS.

                  3.1. GENERAL. Except as otherwise required by applicable law or as otherwise provided herein, each holder of Series B Preferred Stock shall be entitled to vote together with the Common Stock, and all other series and classes of stock permitted to vote with the Common Stock, on all matters submitted to a vote of the holders of Common Stock of the Corporation (including election of directors) in accordance with the provisions of this Section 3. Each holder of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings. For each vote in which holders of Series B Preferred Stock are entitled to participate, whether as a single class or together with one or more other classes of capital stock of the Corporation, the holder of each share of Series B Preferred Stock shall be entitled to that number of votes per share to which such holder would have been entitled had such share of Series B Preferred Stock then been converted into shares of Common Stock, as the case may be, pursuant to the provisions of Section 4 hereof, at the record date for the determination entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

                  3.2. GENERAL DIRECTOR ELECTION RIGHTS.

                           3.2.1. The holders of a majority of the then
outstanding Series B Preferred Stock shall have the right to elect one (1) director of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors (the "Series B Director"); provided, however, so long as Liberty Ventures I, L.P. and Liberty Ventures II, L.P. own, collectively, at least fifty percent (50%) of the aggregate number of shares of Series B Preferred Stock that such stockholders initially purchased from the Corporation (or shares of Common Stock into which such Series B Preferred Stock are converted), Liberty Venture I, L.P. shall have the right to designate the Series B Director. Any vote taken to remove any director elected pursuant to this Section 3.2.1, or to fill any vacancy created by the resignation of a director elected pursuant to this
Section 3.2.1, shall also be subject to the provisions of this Section 3.2.1.

                           3.2.2. The special and exclusive voting rights of the
holders of the Series B Preferred Stock contained in this Section 3.2 may be exercised either at a special meeting of the holders of Series B Preferred Stock, called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected by the holders of the Series B Preferred Stock shall serve for terms extending from the date of election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

                           3.2.3. Subject to Section 3.2.1, if at any time the
directorship to be filled by the holders of the Series B Preferred Stock shall be vacant, the President (or any other officer) of the Corporation shall, upon the written request of the holders of record of shares representing at least twenty-five percent (25%) of the number of votes entitled to be cast by the holders of the then outstanding shares of Series B Preferred Stock, solely with respect to such shares of Series B Preferred Stock, call a special meeting of the holders of the shares of Series B Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the bylaws of the Corporation. If such meeting is not called by the President (or any other officer) of the Corporation within ten (10) days after delivery of said written request, then the holders of record of shares representing at least twenty-five percent (25%) of the votes entitled to be cast by the holders of the then outstanding shares of Series B Preferred Stock, solely with respect to such shares of Series B Preferred Stock, may designate in writing one of such holders to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified or determined above. Any holder of record of shares of Series B Preferred Stock shall have access to the stock books of the Corporation for the purpose of calling a meeting of stockholders pursuant to these provisions.

ARTICLE 4 CONVERSION RIGHTS. The holders of the Series B Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

                  4.1. VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying
(a) the number of shares of Series B Preferred Stock being converted at any time, by (b) the rate (the "Series B Conversion Rate") equal to the quotient obtained by dividing $10.00 by the Series B Conversion Value. The Series B Conversion Value shall initially be $10.00; provided, however, that such Series B Conversion Value shall be subject to adjustment as set forth in this Section 4.

                  4.2. AUTOMATIC CONVERSION. Automatically and immediately upon the occurrence of an Event of Conversion (as defined below) each share of Series B Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4.1 hereof. For purposes of this Article F, an "Event of Conversion" shall be the consummation of a Qualified Initial Public Offering. For purposes of this Section F, a "Qualified Initial Public Offering" shall mean underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 or any successor forms thereto) covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds exceed $40,000,000 (calculated before deducting underwriters commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters discounts and commissions) equals or exceeds $15.00 if such offering closes on or prior to December 31, 2004, or $20.00 thereafter, in each case based on the Company's capital structure as of the date hereof, and in each case as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split.

                  4.3. SURRENDER OF CERTIFICATES UPON CONVERSION. To exercise conversion rights under Section 4.1 hereof, a holder of Series B Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Upon any automatic conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 4.2 hereof, the holders of such converted shares shall promptly surrender the certificates formally representing such shares at the office of the Corporation. Any notice of conversion, or delivery of shares in the case of an automatic conversion, shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.1 hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to Section 4.2 hereof, on the date of the occurrence of the Event of Conversion, and such date, in either case is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted (or their designees as provided above in this subsection), a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4.9 below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

                  4.4. ANTI-DILUTION ADJUSTMENTS.

                           4.4.1. UPON DILUTIVE ISSUANCES. If the Corporation
shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section 4.4.2.(a) below) in a capital raising transaction without consideration or at a price per share or Net Consideration Per Share (as defined in Section
4.4.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale (such transaction, a "Dilutive Transaction"), then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

                                 N(0) + N(1)
                                -------------
                                 N(0) + N(2)

Where:

                  N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                  N(1)= the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share (as defined in Section 4.4.3 hereof) with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.

                  N(2)= the number of such additional shares of Common Stock so issued or deemed to be issued.

Notwithstanding the foregoing, if a holder of the Series B Preferred Stock purchases greater than its Pro Rata percentage (as defined below) of the securities sold in such Dilutive Transaction, then in each such case the, except as set forth in Section 4.4.6 hereof, Series B Conversion Value of the Series B Preferred Stock held by such holder shall be lowered to the lower of (i) the price per share of the Common Stock issued or sold in such Dilutive Transaction or (ii) the Net Consideration Per Share of the Common Stock Equivalent issued or sold in such Dilutive Transaction. The term Pro Rata percentage shall mean, with respect to each holder of Series B Preferred Stock, the proportion that the number of shares of Series B Preferred Stock held by such holder bears to the total number of shares of Series B Preferred Stock outstanding.

The provisions of this Section 4.4.1 may be waived as to particular outstanding shares of Series B Preferred Stock only upon the written agreement of the holder of such outstanding shares of Series B Preferred Stock.

                           4.4.2. COMMON STOCK EQUIVALENTS.

                                    4.4.2.1 GENERAL. For the purposes of this
Section 4.4, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section 4.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                                    4.4.2.2 ADJUSTMENTS FOR ADJUSTMENT,
CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. If the Net Consideration Per Share of any such Common Stock Equivalents is decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.4, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (a) had the adjustments made pursuant to Section 4.4.2.(a) hereof upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and
(b) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Conversion Value as adjusted pursuant to clause (a) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (i) had the expired or canceled Common Stock Equivalents not been issued, and (ii) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalents not been issued.

                           4.4.3. NET CONSIDERATION PER SHARE. For purposes
hereof, the "Net Consideration Per Share" which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted. The Net Consideration Per Share which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents; provided, however, that in the case of an adjustment to be made as a result of a change in terms of such Common Stock Equivalent, including, without limitation, any such adjustment as may result from the effects of any anti-dilution adjustments contained therein, the Net Consideration Per Share shall be determined as of the date of such change.

                           4.4.4. STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. For purposes of Section 4.4.1 hereof, in the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Preferred Stock.

                           4.4.5. CONSIDERATION OTHER THAN CASH. For purposes of
this Section 4.4, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.4 consists of property other than cash, the value of such property shall be determined in a similar manner as the value of non-cash assets in a liquidation, dissolution or winding up of the Corporation as set forth in Sections 2.3 and 2.4 hereof.

                           4.4.6. EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS;
BASKET FOR RESERVED EMPLOYEE SHARES. This Section 4.4 shall not apply (a) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined in Section 4.5 hereof), (b) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Preferred Stock, (c) to the issuance or sale of up to 2,150,000 shares of Common Stock, or the issuance of any securities exercisable or exchangeable therefor, to directors, officers, employees, consultants and investors of the Corporation or any Subsidiary pursuant to any stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, bonus plan, or such other options, issuances, arrangements, agreements or plans approved by the Board of Directors ("Stock Plans"), (d) to the issuance of any securities pursuant to agreements or instruments existing prior to October 11, 2001 other than agreements or instruments entered into pursuant to or in connection with the Stock Plans, (e) to the issuance of any warrants, and securities issuable upon exercise of such warrants, which may be issued to Silicon Valley Bank to purchase up to 10,000 shares of Series C Preferred Stock (including but not limited to those certain warrants to purchase 5,000 shares of Series C Preferred Stock issued to Silicon Valley Bank on November 4, 2002), or (f) to those warrants to purchase shares of Series C Preferred Stock (the "Warrants") issued and sold prior to January 1, 2004, pursuant to any Unit Purchase Agreement by and among the Corporation and the purchasers named therein, upon issuance and sale of shares of Series C Preferred Stock upon exercise of the Warrants, or upon issuance of Common Stock upon exercise of such shares of Series C Preferred Stock. The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

                  4.5. ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, automatically and without further action, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (a) the issuance of additional shares of Common Stock or Common Stock Equivalents as a dividend or other distribution on outstanding shares of Common

Stock or Common Stock Equivalents, (b) a subdivision of outstanding shares of Common Stock or Common Stock Equivalents into a greater number of shares of Common Stock or Common Stock Equivalents, or (c) a combination or reverse stock split of outstanding shares of Common Stock or Common Stock Equivalents into a smaller number of shares of the Common Stock or Common Stock Equivalents.

                  4.6. ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (a) securities of the Corporation other than shares of Common Stock, or (b) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.

                  4.7. ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. In the event the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made. In the case of a transaction to which both this Section 4.7 and Section 2.2 hereof apply, the holders of at least a majority of the outstanding shares of Series B Preferred Stock shall have the option of electing treatment for the Series B Preferred Stock under either this Section 4.7 or Section 2.2 hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five business days before the effective date of such event. If no such election shall be made, the provisions of Section 2.2 hereof, and not this Section 4.7, shall apply.

                  4.8. CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series B Conversion Value, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  4.9. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

                  4.10. PARTIAL CONVERSION. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

                  4.11. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock and payment of the dividends thereon, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Preferred Stock and payment of the dividends thereon), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series B Preferred Stock and payment of the dividends thereon), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

ARTICLE 5 RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  5.1. APPROVAL OF HOLDERS OF A MAJORITY OF THE SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. So long as shares of either Series B Preferred Stock or Series C Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, solely with respect to such shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, voting together as a single class, shall be required in order to:

                           5.1.1. in any manner (i) authorize, create or issue
any class or series of capital stock ranking, either as to payment of dividends, distribution of assets, liquidation or otherwise prior to or on parity with the Series B Preferred Stock or Series C Preferred Stock or (ii) authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares ranking, either as to payment of dividends, distribution of assets, liquidation or otherwise prior to or on parity with the Series B Preferred Stock or Series C Preferred Stock;

                           5.1.2. amend or reclassify any shares of Common
Stock, or of any other shares of any class or series of capital stock hereinafter created junior, to Series B Preferred Stock or Series C Preferred Stock, into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets, liquidation or otherwise, prior to or on a parity with the Series B Preferred Stock or Series C Preferred Stock;

                           5.1.3. enter into any transaction with any of its
officers, directors, employees or affiliates, except transactions involving the purchase of insurance with the Graham Company or other entity some or all of the ownership interests of which are held by William Graham, a director of the Corporation, on terms no less favorable than can be obtained from an unaffiliated third party;

                           5.1.4. create indebtedness of the Corporation or any
of its Subsidiaries, including, without limitation, any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement or lease, other than in the ordinary course of business and other than a line of credit with a commercial bank or other financial institution secured by inventory and/or accounts receivable of the Company;

                           5.1.5. consummate a Liquidity Event or the
liquidation, dissolution, winding-up or similar transaction of the Corporation or its Subsidiaries, in each case in which the quotient obtained by dividing the aggregate consideration paid by the number of shares of Common Stock outstanding upon consummation of such Transaction (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities) equals or is less than $20.00, based on the Corporation's capital structure as of the date hereof, as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split; or

                           5.1.6. increase the authorized number of shares of
Series B Preferred Stock or Series C Preferred Stock or issue additional shares of Series B Preferred Stock or Series C Preferred Stock except as expressly provided for herein.

                  5.2. APPROVAL OF HOLDERS OF SERIES B PREFERRED STOCK. So long as shares of Series B Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least sixty percent (60%) of the votes entitled to be cast by the holders of the then outstanding shares of the Series B Preferred Stock constituting the "Initial Preferred Shares" (as defined in the Series B Convertible Preferred Stock Purchase Agreement dated January 22, 2001 by and among the Corporation and the purchasers named therein (the "Series B Purchase Agreement")), solely with respect to such Initial Preferred Shares, voting as a single class, and at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of the Series B Preferred Stock constituting all of the "Preferred Shares" (as defined in the Series B Purchase Agreement), solely with respect to such Preferred Shares, voting as a single class, shall be required in order to, in any manner, alter or change any designation or the powers, preferences or rights or the qualifications, limitations or restrictions of the Series B Preferred Stock.

                  5.3. APPROVAL OF HOLDERS OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. So long as any shares of Series A Preferred Stock , Series B Preferred Stock or Series C Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, solely with respect to such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, voting together as a single class, shall be required in order to:

                           5.3.1. consummate the redemption, repurchase or other
acquisition by the Corporation of capital stock or other securities of the Corporation or its Subsidiaries, except for repurchases or other acquisitions of capital stock or other equity securities of the Corporation from any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship which are approved by the Board of Directors of the Corporation and provide the Corporation the right to repurchase such securities at cost upon such termination or death;

                           5.3.2. materially modify or change the nature of the
business engaged in by the Corporation or its Subsidiaries;

                           5.3.3. consummate a Liquidity Event or the
liquidation, dissolution, winding-up or similar transaction of the Corporation or its Subsidiaries, in each case in which the quotient obtained by dividing the aggregate consideration paid by the number of shares of Common Stock outstanding upon consummation of such Transaction (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities) exceeds $20.00, based on the Company's capital structure as of the date hereof, as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split; or

                           5.3.4. authorize, approve or cause the disposition of
a material portion of the Corporation's business by merger, consolidation, sale of assets or otherwise.

ARTICLE 6 NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series B Preferred Stock from time to time outstanding.

ARTICLE 7 NOTICES OF RECORD DATE. Other than in connection with an Extraordinary Common Stock Event, in the event of (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the capital stock or assets of the Corporation to any other corporation, or any other entity or person, or (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in each such event, the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) days prior to the date specified in such notice on which action is being taken.

ARTICLE 8 STATUS OF CONVERTED OR REPURCHASED OR UNISSUED SERIES B PREFERRED STOCK. Any share or shares of Series B Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be deemed cancelled and shall not be reissued by the Corporation thereafter. Upon the cancellation of all outstanding shares of Series B Preferred Stock, the provisions of the Series B Preferred Stock shall terminate and have no further force and effect. Any share of Series B Preferred Stock not issued by February 14, 2001 shall be deemed cancelled and may not thereafter be issued by the Company.

ARTICLE 9 OTHER RIGHTS. Except as otherwise provided in the Certificate of Incorporation, shares of Series B Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series B Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible pursuant to Section 4.1 hereof), shall have the same powers, preferences, and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

ARTICLE 10 RANKING. The Series B Preferred Stock shall rank senior to the Series A Preferred Stock and all Common Stock as to (a) dividends (as provided in Section 1 hereof) and (b) the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as provided in Section 2 hereof). The Series B Preferred Stock shall rank pari passu with the Series C Preferred Stock as to (a) dividends (as provided in Section 1 hereof) and (b) the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as provided in Section 2 hereof).

ARTICLE 11 ISSUE TAXES. The Corporation shall pay all issue taxes (other than any taxes measured by the income of any person or entity other than the Corporation and any taxes based upon the value of investments or intangible property held by a person), if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series B Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

         G. Series C Preferred Stock. The following is a statement of the powers, designations, preferences, privileges, rights qualifications, limitations and restrictions in respect to a series of the Corporation's preferred stock, $.01 par value per share (the "Preferred Stock"), designated as the Corporation's Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock"), which may be issued in whole or fractional shares:

ARTICLE 1 DIVIDENDS.

                  1.1. DIVIDENDS, ACCRUALS AND PAYMENTS. The holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at a rate equal to 8% of the original purchase price of $12.50 per share for the Series C Preferred Stock (the "Stated Value") per annum until October 11, 2004, after which such rate shall increase to 10% of the Stated Value per annum (the "Stated Dividends") for all periods thereafter. The Stated Dividends on each share of Series C Preferred Stock shall be cumulative, and shall accrue and compound annually from the date of the original issuance of such share of Series C Preferred Stock, whether of not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If and when such Stated Dividends are paid, they shall be payable to the holders of Series C Preferred Stock, pro rata for partial year periods, on a pari passu basis with the holders of the Corporation's Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock" and, together with the Series C Preferred Stock, the "Senior Preferred Stock"), and prior and in preference to the Series A Preferred Stock (as defined below). If such Stated Dividends in respect of any prior or current dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding. In the event that the shares of Series C Preferred Stock shall have been converted to shares of the Corporation's Common Stock, $.01 par value (the "Common Stock") pursuant to Sections 4.1 or 4.2 hereof, then all accrued but unpaid dividends on such converted Series C Preferred Stock, whether or not declared, since the date of issue up to and including the Conversion Date (as defined in Section 4.3 hereof) of such conversion shall be canceled as of such Conversion Date and no Stated Dividends will be payable in respect of such shares of Series C Preferred Stock.

                  1.2. DIVIDENDS IN KIND. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then, and in each such event, the holders of Series C Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or other such assets of the Corporation which such holders would have received had their shares of Series C Preferred Stock been converted into

Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

                  1.3. PARTICIPATING DIVIDENDS. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series C Preferred Stock shall be entitled to the amount of dividends per share of Series C Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 4 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

                  1.4. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series C Preferred Stock and Series B Preferred Stock, solely with respect to such shares of Series C Preferred Stock or Series B Preferred Stock, as the case may be, voting together as a single class, for so long as any shares of Series C Preferred Stock or Series B Preferred Stock remain outstanding, the Corporation shall not declare or pay any dividends, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" means any corporation, partnership or joint venture of which the Corporation directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares and/or any corporation, partnership or joint venture of which any Subsidiary directly or indirectly owns at the time at least 50% of the outstanding voting shares or similar interests other than directors' qualifying shares. Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (a) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (b) complying with any specific provision of the terms of any current or subsequently designated series of Preferred Stock in accordance with its terms; (c) declaring and paying all accrued dividends on the Series C Preferred Stock and the Series B Preferred Stock; (d) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (e) redeeming or repurchasing any capital stock or any other securities of the Company or its Subsidiaries from any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship which are approved by the Board of Directors of the Corporation and provide the Corporation the right to repurchase such securities at cost upon such termination or death, or under the Stockholders Agreement dated as of January 22, 2001, as amended and restated, by and among the Corporation and the persons and entities listed as a "Stockholder" thereto. No dividend shall be paid on or declared and set apart with respect to any shares of Series B Preferred Stock unless at the same time the applicable dividend for the same dividend period shall be paid on or declared and set apart for the then outstanding shares of Series C Preferred Stock.

ARTICLE 2 LIQUIDATION, DISSOLUTION OR WINDING UP.

                  2.1. TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.

                           2.1.1. The holders of Series C Preferred Stock shall
have the preferential rights set forth in this Section 2.1 to the assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency.

                           2.1.2. In the event of any liquidation, dissolution
or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to Series C Preferred Stock with respect to liquidation preference (which shall include the Corporation's Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock")), and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be on parity with the Series C Preferred Stock with respect to liquidation preference, which shall include the Corporation's Series B Preferred Stock, the holders of each share of Series C Preferred Stock shall be entitled to be paid, on a pari passu basis with the holders of the Series B Preferred Stock, first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), an amount equal to the greater of: (i) $12.50 per share of Series C Preferred Stock plus an amount equal to the dividends accrued on each such share (the "Series C Liquidation Value") (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock) or (ii) the amount that such holder of Series C Preferred Stock would have received if each share of his or her or its Series C Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation. If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series C Preferred Stock the full aforesaid preferential amount, and the amount to be paid to the holders of the Series B Preferred Stock pursuant to Section F hereof, such assets and funds shall be distributed ratably among the holders of the Series C Preferred Stock and Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive and, as among the holders of Series C Preferred Stock, such holders shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series C Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full. Upon satisfaction of this preference, the holders of the Series C Preferred Stock shall have no further right to convert their shares under Section 4 hereof or to participate in any further distribution.

                  2.2. TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. Any acquisition of all or substantially all of the assets of the Corporation, or an acquisition of the Corporation by another corporation or entity by consolidation, sale of capital stock, merger or other reorganization or combination in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Corporation or other entity surviving such transaction (a "Liquidity Event") shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of Section 2.1 hereof; provided, however that, in the case of any such transaction to which the provisions of
Section 4.7 hereof also apply, the holders of at least a majority of the outstanding shares of Series C Preferred Stock shall have the right to elect the benefits of the provisions of Section 4.7 hereof for all of the holders of Series C Preferred Stock, in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2. For purposes of this Section 2 and Sections 4 and 6 hereof, a sale of substantially all of the assets of the Corporation shall mean the sale or other disposition

(whether in a single transaction or a series of related transactions) other than in the ordinary course of business of more than fifty percent (50%) of such assets, as determined by reference to the fair market value of the Corporation. The provisions of this Section 2.2 shall not apply to (a) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (b) a merger of the Corporation with or into a wholly-owned Subsidiary that is incorporated in the United States of America, or (c) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  2.3. DISTRIBUTIONS OTHER THAN CASH. In the event of a liquidation, dissolution, or winding-up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Section 2.1 hereof. In the event that such distribution to the holders of shares of Series C Preferred Stock shall include any assets other than cash, the Board of Directors of the Corporation shall first determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series C Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2.3 shall be the value as so determined by the Board of Directors of the Corporation, unless the holders of at least a majority of the outstanding shares of Series C Preferred Stock (calculated based on the number of shares of Common Stock into which each such holder's shares of Series C Preferred Stock are then convertible pursuant to
Section 4.1 hereof) shall object thereto in writing within 15 days after the date of such notice.

                  2.4. DISPUTE RESOLUTION PROCEDURES. In the event of an objection as provided for in Section 2.3 hereof, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator mutually agreed upon and selected by the objecting stockholders and the Board of Directors of the Corporation within 10 days after the written objection sent pursuant to Section 2.3 hereof, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent pursuant to Section
2.3 hereof, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall provide written notice of one arbitrator within 25 days after the written objection sent pursuant to Section
2.3 hereof, (ii) the Board of Directors of the Corporation shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (iv) the three arbitrators thus selected shall determine by majority vote the valuation of such assets within 15 days thereafter for purposes of such distribution. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Senior Preferred Stock (on a pro rata basis in proportion to the number of shares of Common Stock into which each such holder's shares of Senior Preferred Stock are convertible pursuant to Section 4.1 hereof as of the date of such liquidation, dissolution or winding-up of the Corporation) out of the assets otherwise distributable to them as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of Senior Preferred Stock (ratably based upon the number of shares of Common Stock issuable with respect to such Senior Preferred Stock, on an as-converted basis) shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in Philadelphia, Pennsylvania in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

ARTICLE 3 VOTING RIGHTS.

                  3.1. GENERAL. Except as otherwise required by applicable law or as otherwise provided herein, each holder of Series C Preferred Stock shall be entitled to vote together with the holders of the Common Stock, and all other series and classes of stock permitted to vote with the Common Stock, on all matters submitted to a vote of the holders of Common Stock of the Corporation (including election of directors) in accordance with the provisions of this
Section 3. Each holder of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings. For each vote in which holders of Series C Preferred Stock are entitled to participate, whether as a single class or together with one or more other classes of capital stock of the Corporation, the holder of each share of Series C Preferred Stock shall be entitled to that number of votes per share to which such holder would have been entitled had such share of Series C Preferred Stock then been converted into shares of Common Stock, pursuant to the provisions of Section 4 hereof, at the record date for the determination entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

                  3.2. GENERAL DIRECTOR ELECTION RIGHTS.

                           3.2.1. The holders of a majority of the then
outstanding Series C Preferred Stock shall have the right to elect one (1) director of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors (the "Series C Director"); provided, however, so long as HLM Management Company ("HLM") owns, collectively, at least fifty percent (50%) of the aggregate number of shares of Series C Preferred Stock that such stockholder initially purchased from the Corporation (or shares of Common Stock into which such Series C Preferred Stock are converted), HLM shall have the right to designate the Series C Director. Any vote taken to remove any director elected pursuant to this
Section 3.2.1, or to fill any vacancy created by the resignation of a director elected pursuant to this Section 3.2.1, shall also be subject to the provisions of this Section 3.2.1.

                           3.2.2. The special and exclusive voting rights of the
holders of the Series C Preferred Stock contained in this Section 3.2 may be exercised either at a special meeting of the holders of Series C Preferred Stock, called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected by the holders of the Series C Preferred Stock shall serve for terms extending from the date of election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

                           3.2.3. Subject to Section 3.2.1, if at any time the
directorship to be filled by the holders of the Series C Preferred Stock shall be vacant, the President (or any other officer) of the Corporation shall, upon the written request of the holders of record of shares representing at least twenty-five percent (25%) of the number of votes entitled to be cast by the holders of the then outstanding shares of Series C Preferred Stock, solely with respect to such shares of Series C Preferred Stock, call a special meeting of the holders of the shares of Series C Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the bylaws of the Corporation. If such meeting is not called by the President (or any other officer) of the Corporation within ten (10) days after delivery of said written request, then the holders of record of shares representing at least twenty-five percent (25%) of the votes entitled to be cast by the holders of the then outstanding shares of Series C Preferred Stock, solely with respect to such shares of Series C Preferred Stock, may designate in writing one of such holders to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified or determined above. Any holder of record of shares of Series C Preferred Stock shall have access to the stock books of the Corporation for the purpose of calling a meeting of stockholders pursuant to these provisions.

ARTICLE 4 CONVERSION RIGHTS. The holders of the Series C Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:

                  4.1. VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of the Series C Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series C Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying
(a) the number of shares of Series C Preferred Stock being converted at any time, by (b) the rate (the "Series C Conversion Rate") equal to the quotient obtained by dividing $12.50 by the Series C Conversion Value. The Series C Conversion Value shall initially be $12.50; provided, however, that such Series C Conversion Value shall be subject to adjustment as set forth in this Section 4.

                  4.2. AUTOMATIC CONVERSION. Automatically and immediately upon the occurrence of an Event of Conversion (as defined below) each share of Series C Preferred Stock outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4.1 hereof. For purposes of this Section G, an "Event of Conversion" shall be the consummation of a Qualified Initial Public Offering. For purposes of this Article G, a "Qualified Initial Public Offering" shall mean underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 or any successor forms thereto) covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds exceed $40,000,000 (calculated before deducting underwriters commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters discounts and commissions) equals or exceeds $15.00 if such offering closes on or prior to December 31, 2004, or $20.00 thereafter, in each case based on the Company's capital structure as of the date hereof, and in each case as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split.

                  4.3. SURRENDER OF CERTIFICATES UPON CONVERSION. To exercise conversion rights under Section 4.1 hereof, a holder of Series C Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Upon any automatic conversion of shares of Series C Preferred Stock into shares of Common Stock pursuant to Section 4.2 hereof, the holders of such converted shares shall promptly surrender the certificates formally representing such shares at the office of the Corporation. Any notice of conversion, or delivery of shares in the case of an automatic conversion, shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.1 hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to Section 4.2 hereof, on the date of the occurrence of the Event of Conversion, and such date, in either case is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted (or their designees as provided above in this subsection), a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4.9 below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

                  4.4. ANTI-DILUTION ADJUSTMENTS.

                           4.4.1. UPON DILUTIVE ISSUANCES. If the Corporation
shall, while there are any shares of Series C Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section 4.4.2.(a) below) in a capital raising transaction without consideration or at a price per share or Net Consideration Per Share (as defined in Section
4.4.3 below) less than the Series C Conversion Value in effect immediately prior to such issuance or sale (such transaction, a "Dilutive Transaction"), then in each such case the Series C Conversion Value applicable to each share of Series C Preferred Stock, including all authorized shares of Series C Preferred Stock which may be issued in the future, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series C Conversion Value by the following fraction:

                                 N(0) + N(1)
                                -------------
                                 N(0) + N(2)

         Where:

                  N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                  N(1)= the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share (as defined in Section 4.4.3 hereof) with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series C Conversion Value in effect immediately prior to such issuance.

                  N(2)= the number of such additional shares of Common Stock so issued or deemed to be issued.

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

Notwithstanding the foregoing, if a holder of the Series C Preferred Stock purchases greater than its Pro Rata percentage (as defined below) of the securities sold in such Dilutive Transaction, then in each such case, except as set forth in Section 4.4.6 hereof, the Series C Conversion Value of the Series C Preferred Stock held by such holder shall be lowered to the lower of (i) the price per share of the Common Stock issued or sold in such Dilutive Transaction or (ii) the Net Consideration Per Share of the Common Stock Equivalent issued or sold in such Dilutive Transaction. The term Pro Rata percentage shall mean, with respect to each holder of Series C Preferred Stock, the proportion that the number of shares of Series C Preferred Stock held by such holder bears to the total number of shares of Series C Preferred Stock outstanding.

The provisions of this Section 4.4.1 may be waived as to particular outstanding shares of Series C Preferred Stock only upon the written agreement of the holder of such outstanding shares of Series C Preferred Stock.

                           4.4.2. COMMON STOCK EQUIVALENTS.

                                             (i) GENERAL. For the purposes of
this Section 4.4, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series C Conversion Value shall be made under this Section 4.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                                             (ii) ADJUSTMENTS FOR ADJUSTMENT,
CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. If the Net Consideration Per Share of any such Common Stock Equivalents is decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.4, then, upon the effectiveness of each such change, the Series C Conversion Value will be that which would have been obtained (a) had the adjustments made pursuant to Section 4.4.2.(a) hereof upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and
(b) had the adjustments made to the Series C Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series C Conversion Value as adjusted pursuant to clause (a) above. Any adjustment of the Series C Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series C Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series C Conversion Value that would have been in effect (i) had the expired or canceled Common Stock Equivalents not been issued, and (ii) had the adjustments made to the Series C Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series C Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalents not been issued.

                           4.4.3. NET CONSIDERATION PER SHARE. For purposes
hereof, the "Net Consideration Per Share" which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall mean the amount equal to the

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total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted. The Net Consideration Per Share which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents; provided, however, that in the case of an adjustment to be made as a result of a change in terms of such Common Stock Equivalent, including, without limitation, any such adjustment as may result from the effects of any anti-dilution adjustments contained therein, the Net Consideration Per Share shall be determined as of the date of such change.

                           4.4.4. STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. For purposes of Section 4.4.1 hereof, in the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series C Preferred Stock.

                           4.4.5. CONSIDERATION OTHER THAN CASH. For purposes of
this Section 4.4, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.4 consists of property other than cash, the value of such property shall be determined in a similar manner as the value of non-cash assets in a liquidation, dissolution or winding up of the Corporation as set forth in Sections 2.3 and 2.4 hereof.

                           4.4.6. EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS;
BASKET FOR RESERVED EMPLOYEE SHARES. This Section 4.4 shall not apply (a) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as defined in Section 4.5 hereof), (b) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series C Preferred Stock, (c) to the issuance or sale of up to 2,150,000 shares of Common Stock, or the issuance of any securities exercisable or exchangeable therefor, to directors, officers, employees, consultants and investors of the Corporation or any Subsidiary pursuant to any stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, bonus plan, or such other options, issuances, arrangements, agreements or plans approved by the Board of Directors ("Stock Plans"), (d) to the issuance of any securities pursuant to agreements or instruments existing prior to October 11, 2001 other than agreements or instruments entered into pursuant to or in connection with the Stock Plans, (e) to the issuance of any warrants, and securities issuable upon exercise of such warrants, which may be issued to Silicon Valley Bank to purchase up to 10,000 shares of Series C Preferred Stock (including but not limited to those certain warrants to purchase 5,000 shares of Series C Preferred Stock issued to Silicon Valley Bank on November 4, 2002), or (f) to those warrants to purchase shares of Series C Preferred Stock (the "Warrants") issued and sold prior to January 1, 2004, pursuant to any Unit Purchase Agreement by and among the Corporation and the purchasers named therein, upon issuance and sale of shares of Series C Preferred Stock upon exercise of the Warrants, or upon issuance of Common Stock upon exercise of such shares of Series C Preferred Stock. The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

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                  4.5. ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK EVENT. Upon
the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series C Conversion Value shall, automatically and without further action, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series C Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series C Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (a) the issuance of additional shares of Common Stock or Common Stock Equivalents as a dividend or other distribution on outstanding shares of Common Stock or Common Stock Equivalents, (b) a subdivision of outstanding shares of Common Stock or Common Stock Equivalents into a greater number of shares of Common Stock or Common Stock Equivalents, or (c) a combination or reverse stock split of outstanding shares of Common Stock or Common Stock Equivalents into a smaller number of shares of the Common Stock or Common Stock Equivalents.

                  4.6. ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (a) securities of the Corporation other than shares of Common Stock, or (b) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.

                  4.7. ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. In the event the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made. In the case of a transaction to which both this Section 4.7 and Section 2.2 hereof apply, the holders of at least a majority of the outstanding shares of Series C Preferred Stock shall have the option of electing treatment for the Series C Preferred Stock under either this Section 4.7 or Section 2.2 hereof, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five business days before the effective date of such event. If no such election shall be made, the provisions of Section 2.2 hereof, and not this Section 4.7, shall apply.

                  4.8. CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series C Conversion Value, the Corporation at its expense will furnish

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

each holder of Series C Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  4.9. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

                  4.10. PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.

                  4.11. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock and payment of the dividends thereon, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscription or purchase rights for Series C Preferred Stock and payment of the dividends thereon), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series C Preferred Stock and payment of the dividends thereon), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

ARTICLE 5 RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  5.1. APPROVAL OF HOLDERS OF A MAJORITY OF THE SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. So long as either shares of Series B Preferred Stock or Series C Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, solely with respect to such shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, voting together as a single class, shall be required in order to:

                           5.1.1. in any manner (i) authorize, create or issue
any class or series of capital stock ranking, either as to payment of dividends, distribution of assets, liquidation or otherwise prior to or on parity with the Series B Preferred Stock or Series C Preferred Stock or (ii) authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares ranking, either as to payment of dividends, distribution of assets, liquidation or otherwise prior to or on parity with the Series B Preferred Stock or Series C Preferred Stock;

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

                           5.1.2. amend or reclassify any shares of Common
Stock, or of any other shares of any class or series of capital stock hereinafter created junior, to Series B Preferred Stock or Series C Preferred Stock, into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets, liquidation or otherwise, prior to or on a parity with the Series B Preferred Stock or Series C Preferred Stock;

                           5.1.3. enter into any transaction with any of its
officers, directors, employees or affiliates, except transactions involving the purchase of insurance with the Graham Company or other entity some or all of the ownership interests of which are held by William Graham, a director of the Corporation, on terms no less favorable than can be obtained from an unaffiliated third party;

                           5.1.4. create indebtedness of the Corporation or any
of its Subsidiaries, including, without limitation, any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement or lease, other than in the ordinary course of business and other than a line of credit with a commercial bank or other financial institution secured by inventory and/or accounts receivable of the Company;

                           5.1.5. consummate a Liquidity Event or the
liquidation, dissolution, winding-up or similar transaction of the Corporation or its Subsidiaries, in each case in which the quotient obtained by dividing the aggregate consideration paid by the number of shares of Common Stock outstanding upon consummation of such Transaction (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities) equals or is less than $20.00, based on the Corporation's capital structure as of the date hereof, as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split; or

                           5.1.6. increase the authorized number of shares of
Series B Preferred Stock or Series C Preferred Stock or issue additional shares of Series B Preferred Stock or Series C Preferred Stock except as expressly provided for herein.

                  5.2. APPROVAL OF HOLDERS OF SERIES C PREFERRED STOCK. So long as shares of Series C Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least sixty percent (60%) of the votes entitled to be cast by the holders of the then outstanding shares of the Series C Preferred Stock constituting the "Initial Preferred Shares" (as defined in the Series C Purchase Agreement dated October 11, 2001 among the Corporation and the purchasers named therein (the "Series C Purchase Agreement")), solely with respect to such Initial Preferred Shares, voting as a single class, and at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of the Series C Preferred Stock constituting all of the "Preferred Shares" (as defined in the Series C Purchase Agreement), solely with respect to such Preferred Shares, voting as a single class, shall be required in order to, in any manner, alter or change any designation or the powers, preferences or rights or the qualifications, limitations or restrictions of the Series C Preferred Stock.

                  5.3. APPROVAL OF HOLDERS OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. So long as shares of either Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, in addition to any other vote required by the General Corporate Law of Delaware or as may be set forth herein, the vote or written consent or written agreement of the holders of at least a majority of the votes entitled to be cast by the holders of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, solely with respect to such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, voting together as a single class, shall be required in order to:

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

                           5.3.1. consummate the redemption, repurchase or other
acquisition by the Corporation of capital stock or other securities of the Corporation or its Subsidiaries, except for repurchases or other acquisitions of capital stock or other equity securities of the Corporation from any director, officer, employee, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship which are approved by the Board of Directors of the Corporation and provide the Corporation the right to repurchase such securities at cost upon such termination or death;

                           5.3.2. materially modify or change the nature of the
business engaged in by the Corporation or its Subsidiaries;

                           5.3.3. consummate a Liquidity Event or the
liquidation, dissolution, winding-up or similar transaction of the Corporation or its Subsidiaries, in each case in which the quotient obtained by dividing the aggregate consideration paid by the number of shares of Common Stock outstanding upon consummation of such Transaction (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities) exceeds $20.00, based on the Company's capital structure as of the date hereof, as subsequently adjusted to reflect the effect of any subdivision, combination or reverse stock split; or

                           5.3.4. authorize, approve or cause the disposition of
a material portion of the Corporation's business by merger, consolidation, sale of assets or otherwise.

ARTICLE 6 NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series C Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series C Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series C Preferred Stock from time to time outstanding.

ARTICLE 7 NOTICES OF RECORD DATE. Other than in connection with an Extraordinary Common Stock Event, in the event of (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the capital stock or assets of the Corporation to any other corporation, or any other entity or person, or (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in each such event, the Corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such

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

reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) days prior to the date specified in such notice on which action is being taken.

ARTICLE 8 STATUS OF CONVERTED OR REPURCHASED OR UNISSUED SERIES C PREFERRED STOCK. Any share or shares of Series C Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be deemed cancelled and shall not be reissued by the Corporation thereafter. Upon the cancellation of all outstanding shares of Series C Preferred Stock, the provisions of the Series C Preferred Stock shall terminate and have no further force and effect. Except for such shares of Series C Preferred Stock that may be issued upon exercise of the Warrants and the SVB Warrants, any share of Series C Preferred Stock not issued by December 31, 2003 shall be deemed cancelled and may not thereafter be issued by the Company.

ARTICLE 9 OTHER RIGHTS. Except as otherwise provided in the Certificate of Incorporation, shares of Series C Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series C Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible pursuant to Section 4.1 hereof), shall have the same powers, preferences, and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

ARTICLE 10 RANKING. The Series C Preferred Stock shall rank senior to the Series A Preferred Stock and all Common Stock as to (a) dividends (as provided in Section 1 hereof) and (b) the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as provided in Section 2 hereof). The Series C Preferred Stock shall rank pari passu with the Series B Preferred Stock, as to (a) dividends (as provided in Section 1 hereof) and (b) the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as provided in Section 2 hereof).

ARTICLE 11 ISSUE TAXES. The Corporation shall pay all issue taxes (other than any taxes measured by the income of any person or entity other than the Corporation and any taxes based upon the value of investments or intangible property held by a person), if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series C Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

         FIFTH: Board of Directors.

         A. Additional Powers of Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

         1. to make, alter, amend and repeal the Bylaws, subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors;

         2. without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertability or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the

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

mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

         3. in addition to the powers and authorities expressly conferred upon it hereby or by statute, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of incorporation and the Bylaws of the Corporation.

         SIXTH: Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then, without further action by the Board of Directors or the stockholders, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         SEVENTH: Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         EIGHTH: Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement arid the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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



         IN WITNESS WHEREOF, Animas Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on this 24th day of March, 2004.


                                             ANIMAS CORPORATION

                                             By: /s/ Katherine D. Crothall
                                                 -------------------------------
                                                        Katherine D. Crothall
                                                        President

                                      -41-